EXHIBIT 4.1.4

                           AMENDMENT NO. 4 TO CREDIT AGREEMENT

   This Amendment No. 4 (this "Amendment") is entered into as of February 12, 2003 by and among BIO-RAD LABORATORIES, INC., a Delaware corporation (the "Borrower"), the undersigned lenders (collectively, the "Lenders") and BANK ONE, NA, having its principal office in Chicago, Illinois, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                    RECITALS:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of September 30, 1999, as amended (the "Credit Agreement");

     WHEREAS, the Borrower seeks to amend the Credit Agreement, among other things, to permit the repurchase by the Borrower of certain subordinated debt; and

     WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement. Upon the effectiveness of this Amendment in accordance with the provisions of Section 3 below, the Credit Agreement is hereby amended by amending the last sentence of
          Section 6.21 in its entirety to read as follows:


          Notwithstanding the foregoing, so long as no Default or Unmatured Default shall have occurred and be continuing or would result, or would be reasonably likely to result, therefrom, the Borrower may repurchase its Senior Subordinated Notes due 2007, provided that such repurchased Subordinated Indebtedness shall be cancelled and not reissued.

    3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received (i) duly executed originals of this Amendment from the Borrower and the Required Lenders and (ii) the Amendment Fee to the extent required in Section 4 below.

    4. Amendment Fee. The Borrower agrees to pay to each Lender that executes and delivers this Amendment to the Agent prior to 5:00 p.m. (Chicago time) on February 10, 2003 an amendment fee (the "Amendment Fee") of 0.05% of such Lender's Commitment on the date hereof.

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    5.    Representations and Warranties of the Borrower.  The Borrower
          represents and warrants to the Lenders that, as of the Effective Date and giving effect to this Amendment:

          (a)    there exists no Default or Unmatured Default; and

          (b) the representations and warranties contained in Article V of the Credit Agreement are true and correct as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date.

    6.    Reference to and Effect on the Credit Agreement.

    6.1 Upon the effectiveness of this Amendment pursuant to Section 3 hereof, on and after the Effective Date each reference in the Credit
          Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

    6.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

    6.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

    7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

    9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    [Signature Pages Follow]


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                            Amendment No. 4 to
                         Bio-Rad Laboratories, Inc.
                              Credit Agreement



    IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 4 as of the date first above written.


BIO-RAD LABORATORIES, INC.
By: /s/ Ronald W. Hutton
Name:   Ronald W. Hutton
Title:  Treasurer


BANK ONE, NA, as a Lender and as Agent
By:  /s/ Dana E. Jurgens
Name:    Dana E. Jurgens
Title:   Director


ABN AMRO BANK N.V., as a Lender
By:  /s/ James S. Kreitler
Name:    James S. Kreitler
Title:   Senior Vice President


By:  /s/ Todd J. Miller
Name     Todd J. Miller
Title:   Assistant Vice President


UNION BANK OF CALIFORNIA, N.A.,
as a Lender
By:  /s/ Mark Reardon
Name:    Mark Reardon
Title:   Vice President


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BNP PARIBAS,
as a Lender
By:  /s/ Katherine Wolfe
Name:    Katherine Wolfe
Title:   Director

By:  /s/ Joseph Mack
Name:    Joseph Mack
Title:   Associate


WELLS FARGO BANK,
as a Lender
By:  /s/ Nuzha Bukhari
Name:    Nuzha Bukhari
Title:   Vice President


COMERICA BANK,
as a Lender
By:  /s/ John Bonifacio
Name:    John Bonifacio
Title:   Vice President


CREDIT LYONNAIS NEW YORK BRANCH,
as a Lender
By:  /s/ F. Frank Herrera
Name:    F. Frank Herrera
Title:   Vice President



LLOYDS TSB BANK PLC, as a Lender
By: /s/  Matthew A. L. Packham
Name:    Matthew A. L. Packham
Title:   Assistant Director
         Acquisition Finance

By: /s/  Nicholas J. Bruce
Name:    Nicholas J. Bruce
Title:   Vice President
         Credit Services

THE NORTHERN TRUST COMPANY,
as a Lender
By: /s/  Patricia A. Williams
Name:    Patricia A. Williams
Title:   Vice President

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U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/  Scott T. Smith
Name:    Scott T. Smith
Title:   Vice President

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